Exhibit 99.2 - Joint Filer Information

Designated Filer:  Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:  Nuance Communications, Inc. (NUAN)
Date of Event Requiring Statement:  January 13, 2009

Joint Filers:

1.   Name:     Warburg Pincus & Co.
     Address:  466 Lexington Avenue
               New York, New York 10017

2.   Name:     Warburg Pincus LLC
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017

3.   Name:     Warburg Pincus Partners LLC
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017

4.   Name:     William H. Janeway
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017

5.   Name:     Jeffrey A. Harris
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017